Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 26, 2020, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of Carvana Co. on Form 10-K for the year ended December 31, 2019. We consent to the incorporation by reference of said reports in the Registration Statement of Carvana Co. on Form S-8 (File No. 333-217520).

/s/ GRANT THORNTON LLP

Phoenix, Arizona
February 26, 2020